SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2019

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, the board of directors (the “Board”) of EVO Payments, Inc. (the “Company”) increased the number of directors constituting the Board from seven to eight and appointed Laura M. Miller to fill the resulting vacancy. Ms. Miller will serve as a Group II director of the Company and as a member of the Nominating and Corporate Governance Committee and the Audit Committee of the Board. The Board has determined that Ms. Miller is an independent director within the meaning of Nasdaq Rule 5605.

Ms. Miller, age 54, is the Senior Vice President and Global Chief Information Officer for InterContinental Hotels Group (“IHG”), where she leads the vision, strategic direction, and cybersecurity of IHG’s global technology solutions. Prior to joining IHG in 2013, Ms. Miller was Senior Vice President, Financial Services Application Development for First Data Corporation, where she was responsible for the company’s credit card issuing, merchant acquiring, ATM and online banking solutions. Ms. Miller currently serves as a board member of LGI Homes, Inc., an industry-leading residential home design, construction and sales business based in The Woodlands, Texas. She is also a member of the Society of Information Management, Women in Technology and the Technology Association of Georgia. Ms. Miller has a bachelor’s degree in Information Systems Management from the University of Maryland, Baltimore County, and holds a master’s degree in Computer Systems Management from the University of Maryland University College.

Ms. Miller will receive compensation for her service on the Board consistent with the compensation paid to the Company’s other independent directors who are not affiliated with Blueapple, Inc. or Madison Dearborn Partners, LLC, which includes an annual cash retainer fee of $100,000.  In addition, Ms. Miller will also enter into the Company’s standard indemnification agreement requiring the Company to indemnify Ms. Miller, to the fullest extent permitted under the Delaware General Corporation Law, against all expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which Ms. Miller is involved by reason of her service as a member of the Company’s board of directors.

Concurrent with Ms. Miller’s appointment, the Board also granted Ms. Miller an aggregate 4,386 restricted stock units, all of which will vest on September 24, 2020.

There are no arrangements or understandings between Ms. Miller and any person pursuant to which she was appointed as a member of the Board.  Ms. Miller does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Ms. Miller had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Ms. Miller’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
		Name:	Steven J. de Groot
Date: September 25, 2019		Title:	Executive Vice President, General Counsel and Secretary